Exhibit 99.1

Pier 1 Imports, Inc. Reports Third Quarter Fiscal 2018 Financial Results

Provides Updated Financial Guidance

Declares Quarterly Cash Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--December 13, 2017--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the third quarter ended November 25, 2017.

Third Quarter Fiscal 2018 Highlights

  Net sales decreased 1.4% to $469.2 million;
  Company comparable sales decreased 0.7% and reflect an estimated impact of approximately 100 basis points related to the hurricanes in Texas and Florida;
  E-Commerce sales penetration reached 26%; and
  Earnings per share of $0.09 compared to earnings per share of $0.17 (GAAP) and adjusted earnings per share of $0.22 (non-GAAP) in the third quarter of fiscal 2017.

Alasdair James, President and CEO, stated, “Our third quarter financial performance was impacted by the hurricanes in Texas and Florida, as well as deeper than expected promotional activity in October and November. We saw improved sales in November, including a solid Black Friday weekend, driven by our strong promotional message. However, overall trends dropped considerably during the first two weeks of December. We have adjusted our promotional plans for the remainder of the holiday season, and significantly revised our financial guidance to reflect the current tone and volatility of business.”

“We recently completed a rigorous strategic review of the Pier 1 Imports brand and enterprise,” continued James. “Importantly, we see compelling go-forward opportunities to broaden the appeal of the brand, maximize the role of stores and e-Commerce, and substantially improve our operating margins. We are building a three-year strategic plan to transform the business, and are beginning to set things in motion with initiatives, testing and select organizational changes in the key areas of sourcing, supply chain, real estate, marketing and promotional effectiveness. We look forward to sharing our detailed blueprint in early 2018.”

Third Quarter Fiscal 2018 Results of Operations

Net sales for the third quarter of fiscal 2018 decreased 1.4% to $469.2 million, compared to $475.9 million in the same period last year. Company comparable sales for the quarter decreased 0.7% versus the year-ago period. E-Commerce represented approximately 26% of net sales in the third quarter of fiscal 2018, as compared to approximately 20% of net sales in the third quarter of fiscal 2017. Taking into account e-Commerce orders placed in or picked up in-store, approximately 90% of the Company’s third quarter fiscal 2018 net sales directly touched a store.

Gross profit for the third quarter of fiscal 2018 totaled $176.7 million, or 37.7% of net sales, compared to $196.4 million, or 41.3% of net sales, in the third quarter of fiscal 2017. Third quarter merchandise margin (the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit) totaled $269.0 million, or 57.3% of net sales, compared to $286.4 million, or 60.2% of net sales, in the third quarter of fiscal 2017. The year-over-year decline is attributable to heightened promotional activity. For the three months ended November 25, 2017, contribution from operations (gross profit less compensation for operations and operational expenses) totaled $94.0 million, compared to $111.4 million during the same period last year.

Third quarter fiscal 2018 selling, general and administrative (“SG&A”) expenses were $150.4 million, or 32.1% of net sales, compared to $160.8 million, or 33.8% of net sales, in the year-ago period. The year-over-year decline is primarily attributable to approximately $8.0 million of costs in the third quarter of fiscal 2017 associated with the departure of the Company’s former CEO. In the fiscal 2018 third quarter, reductions in store compensation were partially offset by increases in operational expenses and marketing. The following table details the breakdown of SG&A expenses for the third quarter of fiscal 2018 as compared to the same period last year (in millions).

	Three Months Ended
	November 25, 2017		November 26, 2016
	Expense	% Sales	Expense	% Sales

Compensation for operations	$59.6	12.7%	$63.5	13.3%
Operational expenses	23.1	4.9%	21.5	4.5%
Marketing	34.0	7.2%	32.5	6.8%
Other selling, general and administrative	33.7	7.2%	43.4	9.1%
Total selling, general and administrative	$150.4	32.1%	$160.8	33.8%

Third quarter fiscal 2018 operating income was $13.4 million compared to $22.3 million in the same period last year. Net income for the third quarter ended November 25, 2017, was $7.4 million, or $0.09 per share. This compares to net income of $13.6 million, or $0.17 per share, and adjusted net income (non-GAAP) of $17.6 million, or $0.22 per share, in the third quarter of fiscal 2017 (see reconciliation below of non-GAAP measures to GAAP). Adjusted net income in the fiscal 2017 period excludes costs related to the departure of the Company’s former CEO and the related tax benefit. Third quarter EBITDA (earnings before interest, taxes, depreciation and amortization) in fiscal 2018 was $26.7 million compared to $35.9 million in the third quarter of fiscal 2017.

Year-to-Date Results of Operations

Net sales for the nine months ended November 25, 2017, were $1.286 billion, a decrease of 1.1% from the same period last year. Company comparable sales for the nine months ended November 25, 2017, increased 0.2%. For the nine months ended November 25, 2017, e-Commerce represented approximately 26% of net sales, compared to approximately 20% for the same period last year.

Gross profit for the nine months ended November 25, 2017, totaled $468.4 million, or 36.4% of net sales, compared to $490.4 million, or 37.7% of net sales, for the nine months ended November 26, 2016. Merchandise margin for the nine months ended November 25, 2017, totaled $741.4 million, or 57.6% of net sales, compared to $748.7 million, or 57.6% of net sales, for the same period last year. For the nine-month period ended November 25, 2017, contribution from operations totaled $230.0 million, compared to $241.6 million during the same period last year.

SG&A expenses for the nine months ended November 25, 2017, were $428.7 million, or 33.3% of net sales, compared to $439.3 million, or 33.8% of net sales, during the same period a year ago. The year-over-year decline is primarily attributable to costs associated with the departure of the Company’s former CEO incurred in fiscal 2017. In the first nine months of fiscal 2018, reductions in store compensation were offset by marketing, legal and regulatory costs relating to a California wage-and-hour matter and an ongoing Consumer Product Safety Commission (“CPSC”) inquiry, and investments in brand consulting. The following table details the breakdown of SG&A expenses for the nine months ended November 25, 2017, as compared to the same period last year (in millions).

	Nine Months Ended
	November 25, 2017		November 26, 2016
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$174.1	13.5%	$185.2	14.2%
Operational expenses	64.4	5.0%	63.6	4.9%
Marketing	82.6	6.4%	80.2	6.2%
Other selling, general and administrative	107.6	8.4%	110.4	8.5%
Total selling, general and administrative (1)	$428.7	33.3%	$439.3	33.8%

(1) The period ended November 25, 2017 includes legal and regulatory costs and investments in brand consulting totaling approximately $11 million incurred in the second and third quarters of fiscal 2018.

Operating loss for the nine months ended November 25, 2017 was $0.2 million, compared to operating income of $10.1 million for the nine months ended November 26, 2016. Net loss for the nine months ended November 25, 2017 was $3.4 million, or ($0.04) per share. Adjusted net income for the nine months ended November 25, 2017, which excludes $6.6 million ($3.7 million, or $0.05 per share, net of tax) of expense related to the legal and regulatory costs described above, totaled $0.3 million, or $0.01 per share, on an adjusted basis. This compares to net income of $3.5 million, or $0.04 per share, and adjusted net income of $7.5 million, or $0.09 per share, in the fiscal 2017 period. Adjusted net income for the fiscal 2017 period excludes costs related to the departure of the Company’s former CEO and the related tax benefit. EBITDA for the nine months ended November 25, 2017, totaled $41.2 million, or $47.8 million as adjusted for the legal and regulatory costs described above, compared to EBITDA of $52.1 million in the year-ago period, or $60.1 million as adjusted for the former CEO departure costs described above.

Balance Sheet Highlights and Share Repurchase Program

As of November 25, 2017, the Company had $80.2 million of cash and cash equivalents, $193.5 million outstanding under its senior secured term loan and no working capital borrowings outstanding under its $350 million secured revolving credit facility. Inventories at the end of the third quarter of fiscal 2018 decreased 12.7% to $418.9 million, compared to $479.8 million a year ago.

During the third quarter ended November 25, 2017, the Company repurchased 1,302 shares of its common stock at a cost of approximately $5,000. Of the Company’s $200 million share repurchase program announced in April 2014, $26.6 million remains available for repurchases.

Real Estate Optimization Initiative

During the third quarter of fiscal 2018, the Company closed one store. The Company expects to close a total of approximately 17 stores in fiscal 2018.

Store Statistics

	Store Count
Three Months Ended	Start	Openings	Closures	End	Relocations (1)

May 27, 2017	1,018	1	(3)	1,016	1
August 26, 2017	1,016	-	(4)	1,012	-
November 25, 2017	1,012	-	(1)	1,011	-
Fiscal 2018 Year-to-Date	1,018	1	(8)	1,011	1

May 28, 2016	1,032	3	(8)	1,027	3
August 27, 2016	1,027	2	(6)	1,023	2
November 26, 2016	1,023	2	(3)	1,022	1
Fiscal 2017 Year-to-Date	1,032	7	(17)	1,022	6

(1) Relocations are noted only in the period in which the new store opens.

Updated Financial Guidance

Fiscal 2018 fourth quarter and full year financial guidance is being provided on a 14-week and 53-week basis, respectively, with the exception of company comparable sales growth, which is being provided on a 13-week and 52-week basis. Earnings per share (GAAP) guidance for the full year is $0.10 to $0.18 versus prior guidance of $0.31 to $0.41 and adjusted earnings per share (non-GAAP) guidance is $0.17 to $0.25 versus prior guidance of $0.38 to $0.48, reflecting the current tone and volatility of the business in the first two weeks of December.

Guidance Metric	Fourth Quarter	Full Year Fiscal 2018
· Comparable sales growth % (52 weeks):	(3.5%) to (1.5%)	(1%) to flat
· Net sales growth % (53 weeks):	1% to 3%	Approximately flat
· Merchandise margin (% of net sales):	Approximately 54%	Approximately 56.5%
· SG&A expenses:	$150 million to $155 million	Approximately 32% of net sales
· Marketing spend (% of net sales):		Approximately 6% of net sales
· Depreciation:		Approximately $54 million
· Effective tax rate:		Approximately 41%
· Earnings per share (GAAP):	$0.14 to $0.22	$0.10 to $0.18
· Adjusted earnings per share (non-GAAP):	$0.16 to $0.24	$0.17 to $0.25
· Fully diluted share count:		Approximately 80.3 million shares
· Capital expenditures:		Approximately $60 million

The Company’s adjusted earnings per share guidance excludes the following: legal costs, net of tax, related to a California wage-and-hour matter recorded during the second quarter of fiscal 2018; and regulatory costs recorded in the second quarter for an ongoing CPSC matter and the related income tax effects in the second, third and fourth quarters of fiscal 2018. The Company’s full year fiscal 2018 effective tax rate will be negatively impacted by the non-deductibility of the CPSC matter.

Declaration of Quarterly Cash Dividend

The Company announced that its Board of Directors declared a $0.07 per share quarterly cash dividend on the Company’s outstanding shares of common stock. The $0.07 quarterly cash dividend will be paid on January 31, 2018, to shareholders of record on January 17, 2018. As of December 12, 2017, approximately 83.6 million shares of the Company’s common stock were outstanding.

Third Quarter Fiscal 2018 Financial Results Conference Call

The Company will host a conference call to discuss third quarter fiscal 2018 financial results at 4:00 p.m. Central Time/5:00 p.m. Eastern Time on Wednesday, December 13, 2017. A live audio webcast will be accessible at the Company’s website at https://investors.pier1.com. The call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 4954519.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references non-GAAP financial measures including merchandise margin, contribution from operations, EBITDA, adjusted EBITDA, adjusted net income, adjusted earnings per share and forward-looking adjusted earnings per share.

The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the three- and nine-month periods ended November 25, 2017, and November 26, 2016. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

Merchandise margin represents the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit. Contribution from operations represents gross profit less compensation for operations (which includes store and customer service payroll) and operational expenses. EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes merchandise margin, contribution from operations and EBITDA are meaningful indicators of the Company’s performance which provide useful information to investors regarding its financial condition and results of operations. Management uses merchandise margin, contribution from operations and EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. These non-GAAP financial measures should not be considered in isolation or used as an alternative to GAAP financial measures and do not purport to be an alternative to net income (loss) or gross profit as a measure of operating performance. A reconciliation of net income (loss) to EBITDA to contribution from operations to merchandise margin is shown below for the periods indicated (in millions).

		Three Months Ended				Nine Months Ended
		November 25, 2017		November 26, 2016		November 25, 2017		November 26, 2016
		$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales

Merchandise margin (non-GAAP)		$269.0	57.3%	$286.4	60.2%	$741.4	57.6%	$748.7	57.6%

Less:	Delivery and fulfillment net costs	20.5	4.4%	17.3	3.6%	55.9	4.3%	38.8	3.0%
	Store occupancy costs	71.8	15.3%	72.7	15.3%	217.0	16.9%	219.6	16.9%
Gross profit (GAAP)		176.7	37.7%	196.4	41.3%	468.4	36.4%	490.4	37.7%

Less:	Compensation for operations	59.6	12.7%	63.5	13.3%	174.1	13.5%	185.2	14.2%
	Operational expenses	23.1	4.9%	21.5	4.5%	64.4	5.0%	63.6	4.9%
Contribution from operations (non-GAAP)		94.0	20.0%	111.4	23.4%	230.0	17.9%	241.6	18.6%

Less:	Other nonoperating income	(0.4)	(0.1)%	(0.3)	(0.1)%	(1.4)	(0.1)%	(1.1)	(0.1)%
	Marketing and other SG&A	67.7	14.4%	75.9	15.9%	190.2	14.8%	190.6	14.7%
EBITDA (non-GAAP)		26.7	5.7%	35.9	7.5%	41.2	3.2%	52.1	4.0%

Less:	Income tax provision (benefit)	3.7	0.8%	6.0	1.2%	(4.2)	(0.3)%	(0.9)	(0.1)%
	Interest expense, net	2.8	0.6%	3.0	0.6%	8.9	0.7%	8.6	0.7%
	Depreciation	12.8	2.7%	13.3	2.8%	40.0	3.1%	41.0	3.1%
Net income (loss) (GAAP)		$7.4	1.6%	$13.6	2.9%	$(3.4)	(0.3)%	$3.5	0.3%

This press release also references adjusted EBITDA, adjusted net income, adjusted earnings per share and forward-looking adjusted earnings per share, each of which excludes legal and regulatory costs relating to a California wage-and-hour matter and an ongoing CPSC inquiry in fiscal 2018 and CEO departure related costs in fiscal 2017. Management believes these non-GAAP financial measures are useful in comparing the Company’s year-over-year operating performance and should be considered supplemental and not a substitute for the Company’s net income, net loss, loss per share, earnings per share or forward-looking earnings per share results reported in accordance with GAAP for the periods presented.

	Three Months Ended		Nine Months Ended
	November 25, 2017	November 26, 2016	November 25, 2017	November 26, 2016

EBITDA (Non-GAAP)	$26.7	$35.9	$41.2	$52.1
Add back:
CEO departure-related costs	-	8.0	-	8.0
Legal and regulatory matters	-	-	6.6	-
Adjusted EBITDA (Non-GAAP)	$26.7	$43.9	$47.8	$60.1

Net income (loss) (GAAP)	$7.4	$13.6	$(3.4)	$3.5
Add back:
CEO departure-related costs, net of tax (1)	-	4.0	-	4.0
Legal and regulatory matters, net of tax (2)	0.1	-	3.7	-
Adjusted net income (Non-GAAP)	$7.5	$17.6	$0.3	$7.5

Earnings (loss) per share (GAAP)	$0.09	$0.17	$(0.04)	$0.04
Add back:
CEO departure-related costs, net of tax (1)	-	0.05	-	0.05
Legal and regulatory matters, net of tax (2)	-	-	0.05	-
Adjusted earnings per share (Non-GAAP)	$0.09	$0.22	$0.01	$0.09

(1) For the three and nine months ended November 26, 2016, costs related to the departure of the former Chief Executive Officer totaled $8.0 million, or $4.0 million after adjusting for the tax impact.

(2) For the nine months ended November 25, 2017, legal and regulatory costs relating to a California wage-and-hour matter and an ongoing CPSC inquiry totaled $6.6 million, or $3.7 million after adjusting for the tax impact.

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures and its three-year strategic plan; expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency; risks related to U.S. import policy; and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Three Months Ended
	November 25,	% of	November 26,	% of
	2017	Sales	2016	Sales

Net sales	$469,161	100.0%	$475,901	100.0%

Cost of sales	292,485	62.3%	279,508	58.7%

Gross profit	176,676	37.7%	196,393	41.3%

Selling, general and administrative expenses	150,395	32.1%	160,833	33.8%
Depreciation	12,833	2.7%	13,307	2.8%

Operating income	13,448	2.9%	22,253	4.7%

Nonoperating (income) and expenses:
Interest, investment income and other	(597)		(438)
Interest expense	2,960		3,113
	2,363	0.5%	2,675	0.6%

Income before income taxes	11,085	2.4%	19,578	4.1%
Income tax provision	3,704	0.8%	6,001	1.2%

Net income	$7,381	1.6%	$13,577	2.9%

Earnings per share:
Basic	$0.09		$0.17

Diluted	$0.09		$0.17

Dividends declared per share:	$0.07		$0.07

Average shares outstanding during period:
Basic	79,658		80,680

Diluted	79,658		80,683

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Nine Months Ended
	November 25,	% of	November 26,	% of
	2017	Sales	2016	Sales

Net sales	$1,286,293	100.0%	$1,300,094	100.0%

Cost of sales	817,856	63.6%	809,698	62.3%

Gross profit	468,437	36.4%	490,396	37.7%

Selling, general and administrative expenses	428,677	33.3%	439,334	33.8%
Depreciation	39,973	3.1%	40,956	3.1%

Operating income (loss)	(213)	0.0%	10,106	0.8%

Nonoperating (income) and expenses:
Interest, investment income and other	(1,575)		(1,677)
Interest expense	8,991		9,177
	7,416	0.6%	7,500	0.6%

Income (loss) before income taxes	(7,629)	(0.6%)	2,606	0.2%
Income tax benefit	(4,201)	(0.3%)	(882)	(0.1%)

Net income (loss)	$(3,428)	(0.3%)	$3,488	0.3%

Earnings (loss) per share:
Basic	$(0.04)		$0.04

Diluted	$(0.04)		$0.04

Dividends declared per share:	$0.21		$0.21

Average shares outstanding during period:
Basic	80,363		80,926

Diluted	80,363		80,927

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	November 25,	February 25,	November 26,
	2017	2017	2016
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $67,719, $149,375 and $78,302, respectively	$80,234	$154,460	$86,207
Accounts receivable, net	43,062	22,945	39,089
Inventories	418,868	400,976	479,832
Prepaid expenses and other current assets	43,960	31,607	36,378
Total current assets	586,124	609,988	641,506

Properties and equipment, net of accumulated depreciation
of $547,520, $505,555 and $498,174, respectively	178,481	191,476	189,787
Other noncurrent assets	39,006	41,618	36,113
	$803,611	$843,082	$867,406

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$94,279	$68,981	$96,511
Gift cards and other deferred revenue	57,280	60,398	61,078
Borrowings under revolving line of credit	-	-	25,000
Accrued income taxes payable	-	26,058	3,964
Current portion of long-term debt	2,000	2,000	2,000
Other accrued liabilities	120,274	133,866	145,198
Total current liabilities	273,833	291,303	333,751

Long-term debt	198,188	199,077	199,373
Other noncurrent liabilities	64,058	60,674	66,050

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized,
125,232,000 issued	125	125	125
Paid-in capital	162,677	191,501	192,917
Retained earnings	716,719	737,165	716,154
Cumulative other comprehensive loss	(6,599)	(7,414)	(8,871)
Less -- 41,710,000, 42,050,000 and 42,218,000
common shares in treasury, at cost, respectively	(605,390)	(629,349)	(632,093)
Total shareholders' equity	267,532	292,028	268,232
	$803,611	$843,082	$867,406

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	November 25,	November 26,
	2017	2016

Cash flows from operating activities:
Net income (loss)	($3,428)	$3,488
Adjustments to reconcile to net cash (used in) provided by
operating activities:
Depreciation	45,934	45,250
Stock-based compensation expense	3,087	7,436
Deferred compensation, net	1,940	5,738
Deferred income taxes	5,663	(5,694)
Amortization of deferred gains	(814)	(804)
Other	2,982	4,240
Changes in cash from:
Inventories	(17,892)	(73,973)
Prepaid expenses and other assets	(33,366)	(20,194)
Accounts payable and other liabilities	14,914	41,946
Accrued income taxes payable, net of payments	(26,058)	(2,360)
Net cash (used in) provided by operating activities	(7,038)	5,073

Cash flows from investing activities:
Capital expenditures	(41,057)	(32,019)
Proceeds from disposition of properties	71	66
Proceeds from sale of restricted investments	27,428	2,058
Purchase of restricted investments	(25,742)	(1,043)
Net cash used in investing activities	(39,300)	(30,938)

Cash flows from financing activities:
Cash dividends	(16,753)	(16,871)
Purchases of treasury stock	(10,000)	(10,566)
Stock purchase plan and other, net	1,626	788
Repayments of long-term debt	(1,500)	(1,500)
Debt issuance costs	(1,261)	-
Borrowings under revolving line of credit	8,000	38,000
Repayments of borrowings under revolving line of credit	(8,000)	(13,000)
Net cash used in financing activities	(27,888)	(3,149)

Change in cash and cash equivalents	(74,226)	(29,014)

Cash and cash equivalents at beginning of period	154,460	115,221

Cash and cash equivalents at end of period	$80,234	$86,207

CONTACT:
The Blueshirt Group
Christine Greany, 858-523-1732
christine@blueshirtgroup.com